ADVANCED MATERIALS GROUP, INC.
3303 Lee Parkway, Suite 105
Dallas, Texas 75219

April 18, 2007

To our stockholders:

You are cordially invited to attend the 2007 annual meeting of stockholders of Advanced Materials Group, Inc. (the “Company”), which will be held at 10:00 a.m. local time, on Friday, May 11, 2007 at The Busch Firm, 2532 Dupont Drive, Irvine, California 92612. All holders of the Company’s outstanding common stock as of March 30, 2007 are entitled to vote at the annual meeting.

Enclosed is a copy of the Company’s annual report, notice of annual meeting of stockholders, proxy statement and proxy card. A current report on the business operations of the Company will be presented at the meeting and stockholders will have an opportunity to ask questions.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important you complete, sign, date and return the proxy card in the enclosed postage prepaid envelope in order to ensure that your shares will be represented at the annual meeting.

Sincerely,

/s/ Ricardo G. Brutocao Ricardo G. Brutocao Chief Executive Officer and Director

/s/ William G. Mortensen William G. Mortensen President and Chief Financial Officer

ADVANCED MATERIALS GROUP, INC.

3303 Lee Parkway, Suite 105
Dallas, Texas 75219
_____________________________________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Friday, May 11, 2007

NOTICE IS HEREBY GIVEN that the 2007 annual meeting of stockholders of Advanced Materials Group, Inc., a Nevada corporation (the “Company”), will be held at 10:00 a.m. local time, on Friday, May 11, 2007 at The Busch Firm, 2532 Dupont Drive, Irvine, California 92612, for the following purposes:

1.     To elect five nominees to the Board of Directors;
2.     To ratify the appointment of Catherine Fang CPA, LLC as the independent accountants for the Company for the fiscal year ending November 30, 2007;
3.     To approve the Advanced Materials Group, Inc. 2007 Stock Incentive Plan; and
4.     To transact such other business as may properly come before the annual meeting or any adjournments and postponements thereof.

    The Board of Directors has fixed the close of business on March 30, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s executive offices. Stockholders will need to register at the annual meeting in order to attend. You will need proof of your identity and proof of ownership of shares of our common stock as of March 30, 2007 in order to register. If your shares are not registered in your name, you will need to bring to the annual meeting either a copy of an account statement or a letter from the broker, bank or other institution in which your shares are registered that shows your ownership of our common stock as of March 30, 2007.

Accompanying this notice are a proxy and a proxy statement. PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. As described in the proxy statement, the proxy may be revoked at any time prior to its exercise at the meeting. If you are a beneficial owner and not a record owner, please follow the directions provided by your broker.

By Order of the Board of Directors

/s/ William G. Mortensen William G. Mortensen President and Chief Financial Officer

Dallas, Texas
April 18, 2007

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting of stockholders. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed proxy in the envelope provided. Returning a signed proxy will not prevent you from voting in person at the annual meeting, if you so desire, but will help secure a quorum and reduce or eliminate the expense of additional proxy solicitation.

TABLE OF CONTENTS

Voting and Proxy................................................................................................................................................	1

Proposal 1 - Election of Directors........................................................................................................................	2

Security Ownership of Certain Beneficial Owners and Management.....................................................................	5

Executive Compensation.....................................................................................................................................	6

Proposal 2 - Ratification of Appointment of Independent Accountants..................................................................	9

Proposal 3 - Approval of the Advanced Materials Group, Inc. 2007 Stock Incentive Plan....................................	10

Other Matters.....................................................................................................................................................	16

Stockholder Proposals........................................................................................................................................	16

Available Information..........................................................................................................................................	16

Annual Report.....................................................................................................................................................	16

i

ADVANCED MATERIALS GROUP, INC.

3303 Lee Parkway, Suite 105
Dallas, Texas 75219

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be held Friday, May 11, 2007

VOTING AND PROXY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Materials Group, Inc. (the “Company”) for use at the annual meeting of stockholders to be held at 10:00 a.m. local time, on Friday, May 11, 2007 at The Busch Firm, 2532 Dupont Drive, Irvine, California 92612 and at any adjournments or postponements thereof. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about April 18, 2007 to all stockholders entitled to vote at the annual meeting.

In voting by proxy for directors, stockholders may vote in favor of all director nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. In voting with respect to other proposals, stockholders may vote “FOR” or “AGAINST” such proposals. Stockholders should specify their choices on the accompanying proxy card.

The shares represented by each properly executed, unrevoked proxy will be voted as directed by the stockholder with respect to the matters described in the proxy. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “FOR” the election of all director nominees named herein, “FOR” the ratification of the appointment of Catherine Fang CPA, LLC as the Company’s independent accountants for the fiscal year ending November 30, 2007, and “FOR” the approval of the Advanced Materials Group, Inc. 2007 Stock Incentive Plan. If any other matters properly come before the annual meeting, the persons named as proxies will vote upon these matters in accordance with their best judgment. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting at the annual meeting in person.

At the close of business on March 30, 2007, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, the Company had issued and outstanding 12,146,026 shares of common stock, par value $.001 per share, held by approximately 2,800 holders of record. Each share of common stock entitles the holder of record to one vote on any matter coming before the annual meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting or at any adjournments or postponements thereof.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company entitled to vote at the annual meeting, regardless of whether a proxy has authority to vote on all matters presented at the meeting, shall constitute a quorum at the annual meeting. The five nominees for director who receive the highest number of votes shall be elected. On matters other than the election of directors, the proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition, unless for any particular proposal the vote of a greater proportion of shares, or of any particular class of shares, or of each class, is required by law or by the Company’s articles of incorporation or bylaws. Abstentions and broker non-votes on proposal 2, proposal 3 and any other particular proposal that will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition, will not be treated as a vote cast on the proposal and, therefore, will not affect the outcome of those matters to be voted on at the meeting.

For beneficial owners that are not record owners to vote, they will need to follow the directions from their broker enclosed with this proxy statement.

Any stockholder has the power to revoke his or her proxy at any time before it is voted at the annual meeting by submitting written notice of revocation to our corporate secretary or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the annual meeting and elects to vote in person the shares represented by the proxy.

The Company will pay the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or telephone. Proxy solicitors may include directors, officers and regular employees of the Company. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s bylaws provide that its Board of Directors shall consist of at least three directors, with the exact number of directors that constitute the Board of Directors to be set by a resolution of the Board of Directors or by a majority of the Company’s stockholders. The number of directors on the Board of Directors currently is set at five.

Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The proxies solicited by the Board of Directors will be voted “FOR” election of the five nominees listed below unless a contrary instruction is made on the proxy. If one or more of these nominees should be unable or unwilling to serve for any reason, the persons named in the accompanying proxy may vote for another candidate or candidates nominated by the Board of Directors. However, the proxy holders may not vote proxies for a greater number of persons than the number of nominees named on the proxy card. All of the nominees listed below are presently directors of the Company.

THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FIVE NOMINEES LISTED BELOW.

Director Nominees

Timothy R. Busch, 52, has been the Chairman and a director of the Company since February 1998 and September 1997, respectively. Mr. Busch is a tax attorney and is president and managing partner of a professional services practice, The Busch Firm, which he founded in 1979. He is a director of Radica Games International, a publicly held company, and is a director of several privately held companies. Mr. Busch is a licensed attorney in California, Michigan, Texas and Washington, D.C. and has a non-practicing/inactive status as a CPA in California and Michigan.

N. Price Paschall, 58, has been a director of the Company since January 1994. Mr. Paschall has been Managing Director of Context Capital Group, an investment-banking firm that serves clients in the medical and industrial markets, since February 1992. Mr. Paschall was a partner of Shea, Paschall, Powell-Hambros Bank, and its predecessor company, a firm specializing in mergers and acquisitions, from January 1983 to January 1992. Mr. Paschall holds a B.A. in Business Administration from California Polytechnic University at Pomona. He currently serves on the Board of Directors of CPU Tech, a private technology company located in Pleasanton, CA.

Maurice J. DeWald, 66, has been a director of the Company since February 1998. From June 1992 to the present, Mr. DeWald has been Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private investment and financial advisory firm. Mr. DeWald is a former member of the KPMG LLC Board of Directors and also served as the Managing Partner of the Los Angeles office of KPMG LLC from 1986 to 1991. He currently serves on the Boards of Directors of Mizuho Corporate Bank of California, and Quality Systems, Inc., a publicly-held developer and marketer of healthcare information systems.

Ricardo G. Brutocao, 62, was appointed the position of Chief Executive Officer to fill the Company's previously announced vacancy at that position on January 2, 2006. Mr. Brutocao, who also has served as a director of the Company since 2005, serves in the CEO capacity on a part-time, at-will basis. Mr. Brutocao also serves as the part-time CEO and a director of Centergistic Solutions, Inc., a maker of performance management software, positions Mr. Brutocao has held since 2001. From 2000 to 2001, Mr. Brutocao was the interim Chief Executive Officer of ZLand, Inc., a software company.

John Sawyer, 62, was elected as a director on March 6, 2006. Mr. Sawyer is Chairman and President of Penhall Company. He joined Penhall Company in 1978 as the Estimating Manager of the Anaheim Division. In 1980, Mr. Sawyer was appointed Manager of Penhall's National Contracting Division, and in 1984, he assumed the position of Vice President and became responsible for managing all construction services divisions. Mr. Sawyer has been President of Penhall since 1989, and Chairman since 1998. Mr. Sawyer is also a director and member of the audit committee for H&E Equipment Services.

Executive Officers

Following is information regarding each current executive officer of the Company who is not a member of the Board of Directors.

William G. Mortensen, 41, was appointed President and retained as the Chief Financial Officer on August 22, 2005 and previously held the position of Chief Financial Officer and Controller as of June 1, 2004. Mr. Mortensen was employed by Cingular Wireless LLC as Associate Director in Finance, and before the Cingular joint venture he was with SBC, Inc. as a manager of SBC Services supporting the SBC Wireless division since 1999. Before joining SBC, Inc. Mr. Mortensen worked for Frito-Lay, Inc. as a manager of finance and for over eight years with EDS, Inc. holding various financial positions. Mr. Mortensen holds a BBA degree in Business Administration from Abilene Christian University and has experience in the telecommunications, high-tech and manufacturing industries.

Independence

The majority of the Board of Directors are “independent” as that term is defined in NASD Marketplace Rule 4200(a)(15). The Board of Directors has determined that Mr. Dewald, Mr. Paschall, and Mr. Sawyer are “independent” as that term is defined in NASD Marketplace Rule 4200(a)(15).

Term of Office and Family Relationships

The Company’s directors are elected at each annual stockholders’ meeting. Each of the Company’s directors is to hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Each of the Company’s executive officers serves at the discretion of the Company’s Board of Directors. There are no family relationships among the Company’s executive officers, directors and director nominees.

Director Compensation

Each of the Company’s directors is entitled to receive $10,000 annually and reimbursement for out-of-pocket expenses in connection with his attendance at each meeting of the Board of Directors or committee of the Board of Directors. In addition, each director is entitled to receive non-qualified stock options, pursuant to the Company’s 2003 Stock Option Plan, to purchase 20,000 shares of the Company’s common stock at fair market value when first elected to the Board of Directors, and 10,000 shares of common stock at fair market value each January subsequent to their reelection to the Board of Directors. The options become fully vested six months after their issuance. The chairman of the Audit Committee receives an additional $2,000 annually. All director fees are paid on a quarterly basis. Mr. Brutocao does not receive director compensation as he is paid a salary of $125,000 plus expenses for his role as part-time CEO. In 2006, no director options were issued; however, it is expected that in 2007, options will be issued to directors for service in 2006 and 2007, with an exercise price of the fair market value of the underlying common stock on the date of the grant.

Board of Directors and Committees

The Board of Directors held 4 meetings during fiscal 2006. During the fiscal year ended November 30, 2006, no incumbent director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

The Board of Directors has standing Compensation and Audit Committees, but does not have a nominating committee because the Board of Directors has determined that the entire Board of Directors can efficiently and effectively fulfill this function by using a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by the Company’s stockholders. Stockholders who desire to recommend candidates for evaluation may do so by contacting the Company in writing, identifying the potential candidate and providing background information. See “Security Holder Communications with the Board of Directors.” Candidates may also come to the attention of the Board of Directors through the recommendation of current members of the Board of Directors, professional search firms and other persons. In evaluating potential candidates, the Board of Directors takes into account a number of factors, including among others, the following:
  independence from management;
  whether the candidate has relevant business experience;
  judgment, skill, integrity and reputation;
  existing commitments to other businesses;
  corporate governance background;
  financial and accounting background, to enable the Board of Directors to determine whether the candidate would be suitable for Audit Committee membership; and
  the size and composition of the Board of Directors.
The Compensation Committee currently is composed of Mr. Paschall and Mr. DeWald, with Mr. Paschall serving as Chairman, and met one time during fiscal 2006. The Compensation Committee evaluates the performance of the Company’s officers and makes recommendations to the Board of Directors concerning compensation. The Compensation Committee also determines option grants made pursuant to the Company’s stock option plans based on recommendations of management.

The Audit Committee currently is composed of Mr. DeWald and Mr. Paschall, with Mr. DeWald serving as Chairman, and met four times during fiscal 2006. The Audit Committee operates under a written charter that is is available for viewing on the Company’s website at http://www.ami4.com. The Board of Directors has determined that each of the members of the Audit Committee is “independent” as that term is defined in NASD Marketplace Rule 4200(a)(15) and that Mr. DeWald is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-B. The Audit Committee’s principal functions are to monitor the Company’s financial reporting process and internal control system, review and appraise the audit efforts of the Company’s independent auditors and provide an open avenue of communication among the Company’s independent auditors, financial and senior management and Board of Directors.

Security Holder Communications with the Board of Directors

The Board of Directors has established a process to receive communications from security holders. Security holders and other interested parties may contact any member (or all members) of the Board of Directors, or the independent directors as a group, any committee of the Board of Directors or any chair of any such committee, by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Secretary” at Advanced Materials Group, Inc., 3303 Lee Parkway, Suite 105, Dallas, Texas 75219. To communicate with any director electronically, security holders should send an e-mail “c/o Secretary,” at info@ami4.com.

All communications received as set forth in the preceding paragraph will be opened by the Company’s Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Company’s Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Report of the Audit Committee

The Audit Committee of the Board of Directors is asked to report to the stockholders on certain matters each year in the Company’s proxy statement.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and has the general responsibility for the surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Management has the primary responsibility for preparing the Company’s financial statements and for its financial reporting process, and the Company’s independent auditors are responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee is responsible for, among other things, reviewing and discussing with management and the Company’s independent auditors the Company’s annual and quarterly financial statements and financial reporting process, including an analysis of the auditors’ judgment as to (a) the quality of the Company’s accounting procedures and practices, (b) any significant changes in the accounting policies of the Company and (c) any accounting and financial impact on the Company’s financial reports.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the Company’s audited annual financial statements for the fiscal year ended November 30, 2006. The Audit Committee also discussed with the independent auditors the matters that the independent auditors are required to discuss with the Audit Committee pursuant to Statement on Auditing Standard No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and actively engaged in a dialogue with the independent auditors with respect to any and all disclosed relationships or services that may impact the objectivity and independence of the independent auditors. In reviewing and discussing such matters, the Audit Committee considered whether the auditors’ provision of non-audit services during fiscal 2005 and 2006 was compatible with maintaining the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2006, for filing with the Securities and Exchange Commission.

Members of the Audit Committee: Maurice J. DeWald and N. Price Paschall

Certain Relationships and Related Transactions

On April 22, 2004, each of Mr. Busch and Mr. Delk loaned the Company $150,000 in exchange for the issuance of unsecured promissory notes bearing interest at the rate of 10.0% per annum and warrants to purchase up to 50,000 shares of the Company's common stock at an exercise price of $0.363 per share. Interest and principal on the notes were due July 21, 2004 but were not paid timely. As a result, the interest rate of the notes increased to the default rate of 12.0% per annum on July 22, 2004, and in October 2004, the Company paid to each of Mr. Busch and Mr. Delk $50,000 of principal plus interest accrued through July 21, 2004 on the entire principal balances of their notes and issued as a penalty to each of Mr. Busch and Mr. Delk an additional warrant to purchase up to 50,000 shares of the Company's common stock at an exercise price of $0.363 per share. Each of the warrants issued to Mr. Busch and Mr. Delk expires May 13, 2008. The outstanding balance on the notes was approximately $44,000 at November 30, 2006.

On August 26, 2005, the Company issued to each of the Lenawee Trust and Plus Four Private Equities, L.P. 625,000 shares of the Company's common stock for $0.20 per share ($125,000 each). The Lenawee Trust is an affiliate of Timothy R. Busch, the Chairman of the Company's Board of Directors.

Effective August 29, 2005, the Company entered into a Separation and Release Agreement ("Separation Agreement") with Robert Delk ("Delk"), Delk Holdings, Inc. ("Delk Holdings") and Delk Partners, Ltd. ("DELK Partners"). Pursuant to the Separation Agreement, the Company paid to Delk certain past due compensation, repaying amounts loaned to the Company by Delk, and reimbursing him for certain expenses related to intellectual property being transferred by Delk Holdings to the Company as described below. Delk, Delk Holdings and Delk Partners agreed not to compete with the Company, solicit employees, consultants or customers of the Company, or disclose any confidential information of the Company for a period of one year from the date of this event. The parties released each other from all claims, whether known or unknown, other than those arising under the Separation Agreement.

The Company is or has been a party to employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Employment Contract, and Termination of Employment and Change-in-Control Arrangements" and "Director Compensation."

On October 25, 2006 the Company announced that Robert Delk, past CEO and President of the Company, in a private transaction, sold 1,419,218 shares, or 11.1% of the outstanding shares in the Company, to an investor group headed by the Company’s Chairman Tim Busch, CEO Ricardo Brutocao, President William G. Mortensen and the Company’s largest single shareholder, Plus Four Private Equities, LP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the common stock beneficially owned as of March 30, 2007 by:
  each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more of the common stock;
  each of the Company’s directors and director nominees;
  each of the Company’s current Named Executive Officers; and
  all current executive officers and directors as a group.
        There were 12,146,026 shares of the Company’s common stock outstanding as of the close of business on March 30, 2007, the record date.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission under the Securities Exchange Act of 1934 (“Exchange Act”) and generally includes voting or investment power with respect to securities. Except as indicated below, the Company believes each holder possesses sole voting and investment power with respect to all of the shares of voting stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants held by that holder that are currently exercisable or are exercisable within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

The inclusion of shares in this table as being beneficially owned by a person is not an admission by such person of beneficial ownership of such shares. Except as indicated below, the address for each named beneficial owner is the same as the Company’s. Ownership of less than 1.00% is indicated with an asterisk.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF OUTSTANDING SHARES(2)
Dito Caree LP, Dito Devcar LP, Plus Four Private Equities, LP, Plus Four Equity Partners, LP and Richard H. Pickup	3,015,106(2)	24.89%
Gregory J. Spagna	904,500(3)	7.47%
Delk Partners Ltd., Robert E. Delk and Ann Struckmeyer Delk	100,000(4)	0.83%
Timothy R. Busch and the Lenawee Trust	2,719,919(5)	22.45%
N. Price Paschall	270,000(6)	2.23%
Maurice J. DeWald	50,000(7)	0.41%
William G. Mortensen	125,000(8)	1.03%
Ricardo G. Brutocao	579,739(9)	4.78%
All current executive officers and directors as a group (7 persons) (1)	7,764,264(1)	64.08%

(1) Mr. Brutocao, Mr. Busch, Mr. Paschall, Mr. DeWald and Mr. John Sawyer are directors of the Company. Mr. Sawyer does not beneficially own any Company securities and thus, he is not included in the table above. Mr. Brutocao and Mr. Mortensen are executive officers of the Company.

(2) Represents 986,300 shares held by Dito Caree LP, 200,000 shares held by Dito Devcar LP and 1,389,067 shares held by Plus 4 LLC. Mr. Pickup holds voting and dispositive power over these shares as general partner of each of three two entities. Mr. Pickup's address is c/o David Hehn, 3753 Howard Hughes Parkway #200, Las Vegas, Nevada 89109-0938. Mr Pickup also purchased 439,739 shares from Delk in a private transaction. (Refer to related transaction disclosure on page 4)

(3) Represents 617,000 shares held by Mr. Spagna and 287,500 shares held jointly by Mr. Spagna and his spouse and children, as reported on a Schedule 13D/A filed with the Commission on February 5, 2003. Mr. Spagna's address is 515 Airport Executive Park, Nanuet, New York 10954.

(4) Represents 100,000 shares underlying warrants held by Delk. (Refer to related transaction disclosure on page 4)

(5) Represents 1,505,180 shares held by the Lenawee Trust, of which Mr. Busch and his spouse are beneficiaries and hold voting and dispositive power, 100,000 shares underlying warrants held by Mr. Busch, and 50,000 shares underlying options held by Mr. Busch. Mr. Busch also purchased 439,739 shares from Delk in a private transaction.

(6) Represents 10,000 shares outstanding and 260,000 shares underlying options.

(7) Represents Director stock options.

(8) Represents 25,000 shares of vested options and 100,000 shares purchased from Delk in a private transaction. (Refer to related transaction disclosure on page 4)

(9) Effective August 22, 2005, the Company also granted a non-qualified stock option to Mr. Brutocao to purchase up to 100,000 shares of the Company's common stock for $0.20 per share. The option vests 20% immediately, and the remaining 80% in four 20% increments on each anniversary date of the grant. If Brutocao ceases, for any reason, to provide consulting services or service in any capacity to the Company, vesting ceases and the option expires 90 days thereafter. Mr. Brutocao also engaged in a private transaction to purchase 100,000 shares of the Company’s common stock from the Lenawee Trust. Mr. Brutocao also purchased 439,739 shares from Delk in a private transaction.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company for services rendered to the Company by its current and former Chief Executive Officers and to each of the other most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus during the fiscal years ended November 30, 2005 and 2006 (the “Named Executive Officers”).

Summary Compensation Table

				OTHER	LONG-TERM COMPENSATION AWARDS SECURITIES
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY(1)	BONUS	ANNUAL COMPENSATION	UNDERLYING OPTIONS GRANTED
Ricardo Brutocao	2006	$125,000	$65,949	--	--
Chief Executive Officer	2005	$125,000	--	--	100,000

William G. Mortensen	2006	$120,000	$65,949	--	--
President and Chief Financial Officer	2005	$120,000	$16,544	--	--

Michael Bowen (2)	2006	$135,000	$30,402	--	--
Former Executive Vice President	2005	$135,000	$16,544	--	200,000

Robert E. Delk, Former President, Chief Executive Officer	2005	$125,000	--	--	--

(1) Mr. Delk's agreement provided for him to receive $125,000 annually beginning in August 2004. Mr. Brutocao began receiving a salary of $125,000 in January 2006. Before January 2006, Mr. Brutocao was a director of the Company and was employed by the Company as a consultant receiving annual compensation in the amount $120,000.

(2) Effective July 7, 2006, Michael Bowen resigned from the Company to pursue other opportunities.

Option Grants in 2006

None

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding the exercise of options by the Named Executive Officers during fiscal 2006 and unexercised stock options held by the Named Executive Officers as of November 30, 2006.

					UNDERLYING UNEXERCISED OPTIONS AT NOVEMBER 30, 2006	NUMBER OF SHARES VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT NOVEMBER 30, 2006(2)
NAME	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED(1)	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Ricardo Brutocao	--	--	40,000	60,000	$13,600	$20,400
Will Mortensen	--	--	25,000	25,000	$3,500	$3,500

(1) Market value of underlying securities on the date of exercise, minus the exercise price.

(2) Based on the last reported sale price ($0.62 per share) on the Pink Sheets on March 30, 2007 (the record date).

Employment Contract, Termination of Employment and Change-in-Control Arrangements

On June 24, 2005, Robert E. Delk, who served as a member of the board of directors ("Board") of the Company and as the President and Chief Executive Officer of the Company commencing August 1, 2003, resigned from his position on the board of directors. Pursuant to the letter dated June 24, 2005 addressed to the Chairman of the Board of the Company in which Mr. Delk advised the board of directors of his resignation as a director, Mr. Delk also gave written notice of termination of his employment with the Company effective July 31, 2005 upon the expiration of his Employment Agreement dated August 1, 2003 with the Company.

On August 22, 2005, the Company entered into Employment Agreements with William G. Mortensen ("Mortensen"), its current President and Chief Financial Officer, and Michael Bowen ("Bowen"), its former Executive Vice President. Pursuant to these Employment Agreements, Mortensen serves as President and Chief Financial Officer of the Company and Bowen served as Executive Vice President of the Company. Mr. Bowen terminated his employment with the Company effective July 7, 2006. The terms of employment are at will; however, upon termination by the Company without cause (as defined in the Employment Agreements), the terminated employee is entitled to receive severance pay equal to six months' base salary if the termination occurs within the first year of the term, and equal to three months' base salary if the termination occurs thereafter. Mortensen's base annual salary is set at $120,000 and Bowen's base annual salary was set at $135,000. The employment agreements provide for bonuses calculated by formulas based upon the Company's income from continuing operations before taxes. In 2005 upon entering into his employment agreement, Bowen also received a grant of an incentive stock option to purchase up to 200,000 shares of the Company's common stock for $0.20 per share. The option vested at 20% per year for five years, beginning one year from the date of the grant. However, due to Bowen's voluntary termination of employment with the Company as of July 7, 2006, the stock option has expired.

In January 2006, the Company entered into an at-will employment arrangement with Ricardo G. Brutocao to fill the Company's open Chief Executive Officer Position. Mr. Brutocao has an unwritten agreement to be compensated by the Company at the rate of $125,000. In November 2005, Mr. Brutocao was elected to the Company's board of directors. Prior to that Mr. Brutocao had been providing consulting services to the Company and as a result was granted 100,000 options at $.20 per share of which 20% vested immediately and the remaining vest ratably over a four year period. Vesting of any remaining unvested options is contingent on continued service to the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of the following non-employee directors during fiscal 2005 and 2006: Mr. Paschall and Mr. DeWald. No director who was a member of the Compensation Committee during fiscal 2005 and 2006 was an officer or employee of the Company or its subsidiaries during fiscal 2005 or 2006, was formerly an officer of the Company or its subsidiaries, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-B under the Securities Act of 1933 (“Securities Act”).

None of the Company’s executive officers serves as a member of a compensation committee of another corporation (or other Board committee of such company performing equivalent functions or, in the absence of any such committee, the entire Board of Directors of such corporation), one of whose executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers served during fiscal 2005 and 2006 as a director of another corporation, one of whose executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers served during fiscal 2005 and 2006 as a member of a compensation committee of another corporation (or other Board committee of such corporation performing similar functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as one of the Company’s directors.

Report of the Compensation Committee

    The Compensation Committee of the Board of Directors, composed of Mr. Paschall and Mr. DeWald, has the authority to recommend to the Board of Directors changes to the Company’s executive compensation programs, including the Company’s stock incentive plans. The Company’s executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company’s executive officers with those of its stockholders.

The Company has a Compensation Committee Charter, which was adopted by the Board of Directors on November 2, 2004. The Compensation Committee Charter is available for viewing on the Company’s website at http://www.ami4.com.

Executive Compensation Program

The Company’s executive compensation program consists of three principal elements: base salary, cash bonus and stock options. The Board of Directors sets the annual base salary for executives after consideration of the recommendations of the Compensation Committee. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluates past performance, and assesses expected future contributions of the executives. In making the determinations regarding base salaries, the Company considers generally available information regarding the salaries prevailing in the industry.

The Company maintains incentive plans under which executive officers may be paid cash bonuses at the end of each fiscal year. The bonuses under these incentive plans depend upon individual performance and the achievement by the Company of certain financial targets established by the Board of Directors prior to the start of each fiscal year.

Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock options grants. Stock options align the interests of the executive officer with the interests of stockholders due to the fact that the executive can realize a gain only if the Company’s stock appreciates in value. In determining the amount of such grants, the Compensation Committee considers the contributions of each executive to the overall success of the Company in the past fiscal year, the responsibilities to be assumed in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants to other executives in the industry holding comparable positions as well as the executive’s position within the Company.

Chief Executive Officer Compensation

On June 24, 2005, Robert E. Delk, who has served as a member of the board of directors ("Board") of AM and as the President and Chief Executive Officer of AM since August 1, 2003, resigned from his position on the board of directors. Pursuant to the letter dated June 24, 2005 addressed to the Chairman of the Board of AM in which Mr. Delk advised the board of directors of his resignation as a director, Mr. Delk also gave written notice of termination of his employment with AM effective July 31, 2005 upon the expiration of his Employment Agreement dated August 1, 2003 with AM.

On August 22, 2005, AM entered into Employment Agreements with William G. Mortensen ("Mortensen") and Michael Bowen ("Bowen"). Pursuant to these Employment Agreements, Mortensen serves as President and Chief Financial Officer of AM and Bowen served as Executive Vice President of AM. The terms of employment are at will; however, if either is terminated without cause (as defined in the Employment Agreements), they receive severance pay equal to six months' base salary if the termination occurs within the first year of the term, and equal to three months' base salary if the termination occurs thereafter. Mortensen's base annual salary is set at $120,000 and Bowen's base annual salary is set at $135,000. Mortensen and Bowen are each entitled to bonuses calculated by formulas based upon AM's income from continuing operations before taxes. In 2005 upon entering into his employment agreement, Bowen also received a grant of an incentive stock option to purchase up to 200,000 shares of AM's common stock for $0.20 per share. The option vests 20% per year for five years, beginning one year from the date of the grant. If Bowen's employment with AM terminates for any reason other than for cause or his voluntary resignation, the option does not terminate and vesting continues. Due to Bowen's resignation as of July 7, 2006, all stock options have expired.

In January 2006, the Company entered into an at-will employment arrangement with Ricardo G. Brutocao to fill the Company's open Chief Executive Officer Position. Mr. Brutocao has an unwritten agreement to be compensated by the Company at the rate of $125,000. In November 2005, Mr. Brutocao was elected to the Company's board of directors. Prior to that Mr. Brutocao had been providing consulting services to the Company and as a result was granted 100,000 options at $.20 per share of which 20% vested immediately and the remaining vest ratably over a four year period. Vesting is contingent on continued service to the Company.

This report was furnished by Mr. Paschall and Mr. DeWald

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers and directors of the Company as well as persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% stockholders are required by the regulations of the Commission to furnish the company with copies of all Section 16(a) forms that they file.

With the exception of the two individuals identified below, the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied during the fiscal year ended November 30, 2006.

During fiscal years 2005 and 2006, Timothy Busch failed to timely file Form 4's with respect to four separate transactions in the Company's common stocks.  A Form 4 was filed on January 29, 2007 to report these four previously unreported transactions.  On January 29, 2007, Mr. Robert Delk, the former President and Chief Executive Officer of the Company, filed a Form 4 with respect to a disposition of the Company's common stock that occurred on September 23, 2006.

Code of Ethics

The Company has adopted a code of ethics that is applicable to all of the Company’s directors, officers and employees and is intended to meet the definition of a “code of ethics” as set forth in Item 406(b) of Regulation S-B of the Commission. The Company will provide a copy of the code of ethics to any person without charge, upon written request to Advanced Materials Group, Inc., Attention: Investor Relations, 3303 Lee Parkway, Suite 105, Dallas, Texas 75219.

PROPOSAL 2
RATIFICATION OF
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

General

The Company is asking its stockholders to ratify the Audit Committee’s appointment of Catherine Fang CPA, LLC as its independent auditors for the fiscal year ending November 30, 2007. If the Company’s stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Catherine Fang CPA, LLC are not expected to be present at the meeting.

Change in Independent Auditors

On September 14, 2005, the Company notified Whitley Penn, the independent accounting firm that was engaged at that time as the Company’s public accountant to audit its consolidated financial statements, that the Company intended to engage new independent public accountants, and dismissed Whitley Penn as its independent public accountant. The change was due to concerns with the cost of their services. Also due to cost concerns, the Company did not have Whitley Penn issue an audit report or any review reports on the Company’s consolidated financial statements as of and for the Company's fiscal year ended November 30, 2004.

The Company's decision to change independent public accountants was approved by the Company’s audit committee and board of directors. In connection with services provided to the Company for its most recent fiscal year ended November 30, 2004, and through September 14, 2005, there were no disagreements with Whitley Penn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Whitley Penn's satisfaction, would have caused Whitley Penn to make reference to the subject matter of the disagreements in connection with any audit or review reports Whitley Penn would have issued on the Company's consolidated financial statements for such periods, if those consolidated financial statements had been finalized. For the fiscal year ended November 30, 2004 and through September 14, 2005, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-B.

On September 20, 2005, the Company provided Whitley Penn with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-B. the Company requested that Whitley Penn furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Whitley Penn agrees with the statements being made by the Company in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of Whitley Penn's letter was attached as Exhibit 16 to the Form 8-K filed by the Company on September 22, 2005.

On September 14, 2005, the Company engaged Catherine Fang, CPA, LLC ("Fang") as its new independent public accountants. During the fiscal years ended November 30, 2004 and 2003 and through September 14, 2005, the Company had not consulted with Fang with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Principal Accountant Fees and Services

The following table presents fees for professional audit services and fees billed for other services rendered by Catherine Fang CPA, LLC.
	2006	2005
Audit Fees	$55,952	$47,500
Audit-Related Fees	15,875	6,800
Tax Fees	14,636	7,500
Total Fees	86,463	61,800

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include legal review and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CATHERINE FANG CPA, LLC AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2007.

PROPOSAL 3
APPROVAL OF THE
ADVANCED MATERIALS GROUP, INC. 2007 STOCK INCENTIVE PLAN

On January 30, 2007, the board of directors (the “Board”) of the Company adopted the Advanced Materials Group, Inc. 2007 Stock Incentive Plan (the “Incentive Plan”), subject to the approval of its stockholders. The Incentive Plan is an unfunded plan which provides for the granting of incentive stock options, nonstatutory stock options, stock appreciation rights and restricted shares (collectively, “Awards”) to employees, directors and consultants of the Company or an affiliate. The Board believes that the Incentive Plan strengthens the Company’s ability to attract, retain, and reward employees, directors and consultants by enabling such persons to acquire or increase a proprietary interest in the Company, strengthening the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. The Incentive Plan provides for a reserve of 2,000,000 shares that could be issued in connection with Awards granted under the Incentive Plan.

Summary of the Incentive Plan

The following is a summary of the principal features of the Incentive Plan, together with the applicable tax implications. This summary, however, does not purport to be a complete description of all provisions of the Incentive Plan. The following description is qualified in its entirety by reference to the Incentive Plan, a copy of which is Exhibit A to this Form 14A.

Purpose of the Plan

In order to attract, retain and motivate employees, directors, and consultants who perform substantial services for or on behalf of the Company or an affiliate, the Board adopted the Incentive Plan, subject to stockholder approval, pursuant to which Awards consisting of incentive stock options, nonstatutory stock options, stock appreciation rights and restricted shares may be granted to such persons.

Shares Subject to the Plan

The aggregate number of shares of Common Stock subject to the Incentive Plan is 3,000,000.  Shares subject to the Incentive Plan include authorized and unissued shares, as well as previously issued shares that have been reacquired by the Company. The total number of shares authorized under the Incentive Plan will be subject to increase or decrease in order to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares of Common Stock or other similar event, and will be increased proportionately upon any increase in the total number of shares of Common Stock issued without the Company’s receipt of consideration. If any Award granted under the Incentive Plan expires, terminates or is canceled for any reason without having been exercised in full, or if any Shares issued in connection with an Award are repurchased by the Company, the corresponding number of Shares will again be available for Awards under the Incentive Plan. Awards may be granted under the Incentive Plan at any time prior to tenth (10th) anniversary of the effective date of the Incentive Plan (i.e. the 10th anniversary of the date on which the Company shareholders approve the Incentive Plan), as long as the total number of Shares of Common Stock which may be issued pursuant to Awards granted does not exceed the limitations of the Incentive Plan.

Administration

The Incentive Plan is administered by the Board, or, at the option of the Board, a committee appointed by the Board (the group responsible for administering the Incentive Plan is referred to herein as the “Plan Administrator”). The Board has designated the Compensation Committee as the Plan Administrator of the Incentive Plan. The Plan Administrator is vested with full and final authority to administer and interpret the Incentive Plan and to make all determinations necessary or advisable for the administration of the Incentive Plan. Subject to the terms of the Incentive Plan, the Plan Administrator will determine who will receive Awards, the time or times at which Awards will be granted, the type of Awards to be granted, the number of shares of Common Stock covered by each Award, vesting schedules and other limitations on the vesting of the Awards, and such other terms and conditions of each Award as are not inconsistent with the provisions of the Incentive Plan.

Participation in Plan

Employees, directors and consultants of the Company who are selected by the Plan Administrator will be eligible for participation in the Incentive Plan.

Agreements Evidencing Awards

Awards will be evidenced by Award Agreements in such form as the Plan Administrator approves and containing such terms and conditions including the substance of the Incentive Plan and such other terms and provisions as are not inconsistent with the Incentive Plan. Award Agreements need not be identical.

Description of Options

Types of Options. The types of stock options (“Options”) that may be granted under the Incentive Plan include: (i) options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)(“Incentive Stock Options”), and (ii) stock options that do not qualify as Incentive Stock Options (“Nonstatutory Stock Options”). Incentive Stock Options may only be granted to employees; however, Nonstatutory Stock Options may be granted to employees, directors or consultants of the Company. The exercise price per share for Common Stock subject to an Option will be determined by the Plan

Administrator at the date of grant; provided, that the exercise price for any Option shall not be less than 100% of the fair market value of the Common Stock at the date of grant, as determined by the Board, and if the participant of an Incentive Stock Option owns more than 10% of the total combined voting power of all classes of stock of the Company and its affiliates, as described in Section 422(b)(6) of the Code, the exercise price of any Incentive Stock Option granted to such participant shall not be less than 110% of the fair market value of the Common Stock at the date of grant. Fair market value on any date shall be determined by the Board, in its sole discretion, on the basis of available prices for shares of the Company’s Common Stock on an established stock exchange or national market system or, if not so reported, the average of the high and low bids, or, in the absence of an established market, any other good faith valuation method which complies with the requirements of Code Section 409A.

Payment on Exercise. No shares of Common Stock will be issued upon the exercise of an Option unless notice of exercise is received by the Company and the Shares are paid for in full. Payment for shares of Common Stock purchased upon the exercise of an Option may, subject to the terms of the applicable Award Agreement, be made in cash or by wire transfer or check, by execution of a promissory note, by withholding shares that would otherwise be issued upon exercise of the Option (“cashless exercise”), or by delivery of shares of Common Stock of the Company then owned by the participant at the time of the exercise of the Option; provided, that the participant shall have held such shares for a period of six months prior to such exercise (or such shorter or longer period of time as is necessary for the Company to avoid a charge to earnings).

Term of Options. The term of each Option will be of such period as may be determined by the Plan Administrator; provided, that in no event will the term of any Option exceed a period of ten years (or, in the case of an Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company and its affiliates, five (5) years). The Plan Administrator shall determine on the date of grant what conditions shall apply to the exercise of an Option granted under the Incentive Plan in the event the participant shall cease to be employed or retained as a director or consultant by the Company or its affiliates for any reason, including by reason of death or disability, or a termination for cause, and such conditions will be described in the applicable Award Agreement.

Description of Restricted Share Award

Grant of Restricted Shares. Restricted Shares may be granted alone or in addition to other Awards granted pursuant to the Plan. Each Award of Restricted Shares will be evidenced by an Award Agreement, which will describe the price to be paid for the shares, if any, and the restrictions applicable to the shares received thereunder.

Effect of Restrictions. The Restricted Shares may be subject to such restrictions as may be provided under the applicable Award Agreement. The Plan Administrator may accelerate the lapse of all or a portion of the restrictions on an Award of Restricted Shares at any time. Upon the lapse of the restrictions on Restricted Shares, the Plan Administrator shall cause the stock certificate to be delivered to the participant with respect to such shares, free of all restrictions under the Plan.

Description of Stock Appreciation Rights

Grant of Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted alone or in addition to other Awards. SARs are rights to be paid an amount equal to no more than 100% of the difference between the value of a specified number of shares of Common Stock of the Company on the date on which the SARs are granted and the value of such Common Stock on the date on which the SARs are exercised. This amount may be paid in cash or shares of Common Stock, as described in the applicable Award Agreement.

 Ownership Rights. SARs do not generally provide voting, dividend or other rights associated with stock ownership.

Term of SARs. The term of each SAR will be of such period as may be determined by the Plan Administrator. The Plan Administrator shall determine on the date of grant what conditions shall apply to the exercise of an SAR granted under the Incentive Plan in the event the participant shall cease to be employed or retained as a director or consultant by the Company or its affiliates for any reason, including by reason of death or disability, or a termination for cause, and such conditions will be described in the applicable Award Agreement.

Other provisions of the Incentive Plan

Amendment or Termination of the Plan. The Board may amend, suspend or terminate the Incentive Plan, so long as that action does not impair any Award then outstanding, without the consent of the affected participant. Without the approval of the shareholders, however, the Board may not amend the Incentive Plan to expand the types of Awards available under the Incentive Plan or otherwise materially revise the Incentive Plan, increase the number of shares reserved for issuance under the Incentive Plan (other than pursuant to capitalization adjustments set forth in the Incentive Plan), modify the class of individuals eligible to receive Awards under the Incentive Plan or change the identity of the granting company or the shares to be issued upon the exercise of Incentive Stock Options.

The Plan Administrator may amend, modify or terminate any outstanding Award in any manner not inconsistent with the terms of the Incentive Plan as long as such action does not impair the rights of the participant without his or her consent.

The Board may terminate the Incentive Plan at any time. Nevertheless, absent any such action by the Board, no Award will be granted under the Incentive Plan after the tenth anniversary of its effective date or, if later, the tenth anniversary of any action by the Board or approval of shareholders, if later, to (i) increase the number of shares reserved for issuance under the Incentive Plan, (ii) modify the class of persons eligible to receive Awards under the Incentive Plan, or (iii) change the identity of the granting company or the shares issued upon exercise of Incentive Stock Options.

Change in Control. Unless the Plan Administrator determines otherwise, upon or following a “Change in Control” of the Company, as such term is defined in the Incentive Plan, Awards shall accelerate and all restrictions shall immediately lapse. In addition, Options that remain unexercised on the effective date of the Change in Control may be immediately forfeited or, in the event the Company is not the surviving company, all outstanding Options and Stock Appreciation Rights may be substituted or assumed by the surviving company. Pursuant to the Incentive Plan, a Change in Control is generally deemed to have occurred upon (i) the sale, transfer or other conveyance of all or substantially all of the Company’s assets, (ii) the acquisition of beneficial ownership, directly or indirectly, by a person of the securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company; or (iii) the failure at any annual or special meeting of the Company's stockholders held during the three-year period following a "solicitation in opposition" as defined in Rule 14a-6 promulgated under the Exchange Act, of a majority of the persons nominated by the Company in the proxy material mailed to shareholders by the management of the Company to win election to seats on the Board (such majority calculated based upon the total number of persons nominated by the Company failing to win election to seats on the Board divided by the total number of Board members of the Board as of the beginning of such three-year period), excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.

Awards Not Transferable. An Award granted under the Incentive Plan may, by its terms, be non-transferable by the holder thereof and as such may not be sold, assigned, pledged, mortgaged, or otherwise transferred or disposed of other than by will of the laws of descent and distribution. During the lifetime of the holder of an Award, such Awards are exercisable only by him or her.

Restrictions on Issuance of Shares. The Company is not obligated to sell or issue any shares of Common Stock upon the exercise of any Award granted under the Incentive Plan unless, among other requirements, the shares with respect to which such Award is being exercised are registered under applicable federal and state securities laws, or the issuance of which is exempt from such registration. If the shares of Common Stock to be issued upon the exercise of any Award granted under the Incentive Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the participant, if so requested by the Company, shall furnish to the Company such evidence and representations as may be requested, including an opinion of counsel satisfactory to the Company. Any shares of Common Stock issued to an officer or director of the Company pursuant to the Incentive Plan shall not be transferred until at least six months have elapsed from the date of grant of such Award to the sale of disposition of the Common Stock underlying such Award. The Plan Administrator may impose such other restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Incentive Plan as it deems appropriate.

Federal Income Tax Consequences

The following summary of federal income tax considerations of persons who participate in the Incentive Plan is for general information only and is intended to summarize briefly the federal income tax consequences arising from participation in the Incentive Plan. This discussion is based upon present law, which is subject to change, possibly retroactively. The tax treatment to persons who participate in the Incentive Plan may vary depending upon each person’s particular situation, and therefore may be subject to special rules not discussed below. This discussion does not address the effects, if any, under any potentially applicable foreign, state, or local tax laws, or the consequences thereunder, that may result from the acquisition, holding, or disposition of Common Stock issued under the terms of the Incentive Plan. This summary addresses federal income tax considerations of persons participating in the Incentive Plan generally and is not intended to, nor may it, be construed as specific federal income tax advice to any individual person. EACH PERSON WHO PARTICIPATES IN THE INCENTIVE PLAN SHOULD CONSULT SUCH PERSON’S TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES TO SUCH PERSON OF PARTICIPATION IN THE INCENTIVE PLAN.

The Company shall have the right, subject to applicable law, to collect applicable taxes due in connection with any Award by deducting such amount from any payment to an employee or by withholding, at the time of delivery or vesting, an appropriate number of shares of Common Stock for payment of taxes required by law. If shares of Common Stock are used to satisfy applicable tax withholding, such shares will be valued based on the fair market value of the shares at the time the tax withholding is required to be made.

Participants Subject to Section 16(b) of the Exchange Act. The Incentive Plan is intended to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act relating to rules for directors, officers and 10% owners of the Company. Therefore, because the acquisition of the Common Stock will not be deemed to be a “purchase” for purposes of Section 16(b) of the Exchange Act, a sale of Common Stock by an Incentive Plan participant within six months after the date of exercise of an Option or SAR (or the date restrictions on a Restricted Share Award lapse) should not necessarily subject the participant to liability under Section 16(b) of the Exchange Act. However, because the sale of the Common Stock can still be “matched” with other purchases, if a participant has purchased Common Stock or obtained a right to acquire Common Stock which is considered a “purchase” for purposes of Section 16(b) within six months before the date of exercise of an Option or SAR (or the date restrictions on a Restricted Share Award lapse) (an “interim purchase”), the participant may have short-swing liability under Section 16(b) if he were to sell the Common Stock within six months after the date of the interim purchase. The Internal Revenue Service (the “IRS”) has not provided guidance regarding the tax consequences of this fact situation. However, IRS regulations suggest that because an interim purchase would trigger liability upon the sale of the Common Stock within six months after the interim purchase, the Common Stock may be treated as subject to a “substantial risk of forfeiture” under Section 83(b) of the Code and not transferable and, therefore, substantially nonvested. Tax consequences regarding this issue are discussed below. PARTICIPANTS SUBJECT TO SECTION 16(b) OF THE EXCHANGE ACT ARE URGED TO CONSULT THEIR ADVISORS CONCERNING THE APPLICATION OF SECTION 16(b) OF THE EXCHANGE ACT TO TRANSACTIONS UNDER THE INCENTIVE PLAN.

Nonstatutory Stock Options.

Participants will not realize taxable income upon the grant of a Nonstatutory Stock Option. The federal income tax consequences to a participant of exercising a Nonstatutory Stock Option will vary depending on whether the shares of Common Stock received upon the exercise of such Option are either “substantially vested” or “substantially non-vested” within the meaning of Section 83 of the Code. Generally, such shares will be “substantially non-vested” if they are both non-transferable and subject to a substantial risk of forfeiture, and will be “substantially vested” if they are either transferable or not subject to a substantial risk of forfeiture. A participant generally should not recognize compensation income upon exercising a Nonstatutory Stock Option for shares that are “substantially non-vested” until such shares become “substantially vested.” A participant who wishes to recognize compensation income at the time of the exercise of such an Option (rather than when the shares become “substantially vested”) must file an election under Section 83(b) of the Code (“Section 83(b) Election”).

A Section 83(b) Election is made by filing a written notice with the IRS office with which the participant files his federal income tax return. The notice must be filed within 30 days of the participant’s receipt of the Common Stock related to the applicable Award and must meet certain technical requirements.

Participants Not Subject to Section 16(b). Upon the exercise of a Nonstatutory Stock Option, a participant who is not subject to Section 16(b) will receive stock that is substantially vested. Therefore, the participant will recognize ordinary income (treated as compensation) in an amount equal to the excess of (i) the fair market value of the Common Stock received upon exercise of the Option, over (ii) the exercise price paid therefor.

Participants Subject to Section 16(b) - If Interim Purchases Cause Common Stock Issued under the Terms of the Incentive Plan to be Substantially Non-vested. If a participant who is subject to Section 16(b) has made an interim purchase of shares of Common Stock (or obtained a right to acquire Common Stock which is considered a “purchase” for purposes of Section 16(b)) within six months prior to the exercise of the Nonstatutory Stock Option, such interim purchase may cause the Common Stock to be substantially non-vested and, as a result, the participant will recognize ordinary income on the Applicable Date (as hereinafter defined) equal to the difference between the fair market value of the Common Stock on the Applicable Date and the exercise price paid for the shares unless the participant has made a Section 83(b) Election on the date of exercise. Alternatively, if the participant makes a Section 83(b) Election, then the participant will recognize ordinary income on the date of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price.

As used herein, “Applicable Date” shall mean the earlier of (i) the date the participant disposes of the Common Stock issued under the terms of the Plan or (ii) the first date on which the sale of Common Stock issued under the terms of the Incentive Plan will not subject the participant to liability under Section 16(b) of the Exchange Act.

Participants Subject to Section 16(b) - If Interim Purchases Do Not Cause Common Stock Issued under the Terms of the Incentive Plan to be Substantially Non-vested. If no interim purchases were made or if it is determined that interim purchases do not cause the Common Stock to be substantially non-vested, the tax consequences will be the same as if the participant were not subject to Section 16(b). Therefore, upon the exercise of a Nonstatutory Stock Option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received on the date of exercise over the exercise price.

Basis. The participant’s basis in Common Stock acquired upon the exercise of a Nonstatutory Stock Option will be the exercise price plus the amount of ordinary income recognized by the participant with respect to such Common Stock, assuming the exercise price is paid solely in cash. The tax basis in the Common Stock for which the exercise price is paid with shares of Common Stock (if permitted by the Plan Administrator pursuant to the Award Agreement) is discussed below under the caption “Exercise of Options with Common Stock.”

Company Deduction. The Company will be entitled to a corresponding deduction equal to the amount recognized as income by a participant at the time such amount is recognized by the participant, provided that the participant’s compensation is within statutory limitations.

Subsequent Sale or Disposition of Common Stock. Upon the sale or other disposition of Common Stock acquired upon the exercise of a Nonstatutory Stock Option, a participant will recognize taxable income (or a deductible loss) equal to the difference between the amount realized on the sale or disposition and the participant’s basis in the Common Stock. The participant’s gain or loss will be taxable as a capital gain or deductible as a capital loss provided the shares of Common Stock constitute a capital asset in the hands of the participant. The type of capital gain or loss will depend upon the holding period of the Common Stock (the “Capital Gains Holding Period”). If the Common Stock is held for twelve months or less, there will be a short-term capital gain or loss on the sale or disposition. If the Common Stock is held for more than twelve months, there will be a long-term capital gain or loss on sale or disposition.

Incentive Stock Options.

A participant will not recognize any taxable income upon the grant of an Incentive Stock Option. A participant also will not recognize any taxable income upon the exercise of an Incentive Stock Option provided that the participant was an employee of the Company (or an affiliate of the Company) at all times beginning on the date the Option was granted and ending on the date three months before the Option was exercised (or one year in the case of a disabled or deceased employee).

Alternative Minimum Tax. The exercise of an Incentive Stock Option will result, however, in an item of income for purposes of determining the alternative minimum tax (“AMT”). Liability for tax under the AMT rules will arise only if the participant’s tax liability determined under the AMT rules exceeds the participant’s tax liability determined under the ordinary income tax rules. The exercise of an Incentive Stock Option will give rise to an item of AMT income in an amount equal to the excess of the fair market value of the Common Stock received on the date the Option is exercised over the exercise price. Participants who exercise Incentive Stock Options and receive shares of Common Stock that are subject to a substantial risk of forfeiture within the meaning of Section 83(b) of the Code are urged to consult their tax advisor concerning the application of the AMT rules.

Basis. The participant’s tax basis in the Common Stock acquired upon the exercise of an Incentive Stock Option for which the exercise price is paid solely in cash will be equal to the amount of the cash paid. The tax basis in the Common Stock for which the exercise price is paid in shares of Common Stock (if permitted by the Plan Administrator pursuant to the terms of the Award Agreement) is discussed below under the caption “Exercise of Options With Common Stock.”

Subsequent Sale or Disposition after ISO Holding Period. Upon the disposition of stock acquired upon exercise of an Incentive Stock Option (“ISO Stock”) that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the Incentive Stock Option, hereinafter referred to as the “ISO Holding Period”), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the participant’s basis in the shares of Common Stock, provided the shares are held as a capital asset by the participant. However, if a participant disposes of ISO Stock that has not been held for the ISO Holding Period (a “Disqualifying Disposition”), the participant will recognize ordinary income (treated as compensation) in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the ISO Stock at the time of exercise of the Incentive Stock Option (or, if less, the amount realized in the case of an arm's length Disqualifying Disposition to an unrelated party) over the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO stock on the exercise date.

Company Deduction. The Company and its subsidiaries will not be entitled to any Federal income tax deduction upon the grant or exercise of an Incentive Stock Option. If, however, a participant makes a Disqualifying Disposition, the Company (or an affiliate of the Company) will then, subject to the discussion below under the section entitled “Tax Code Limitations On Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Disqualifying Dispositions.

Disqualifying Disposition by Participants Not Subject to Section 16(b). If a participant sells ISO Stock in a Disqualifying Disposition, the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (ii) the amount realized on the sale of such stock over the exercise price. If the amount realized by a participant on the sale of the Common Stock exceeds the fair market value of such shares on the date of exercise, the excess will be taxed to the participant as a short-term or long-term capital gain, provided that the participant held the Common Stock as a capital asset.

Disqualifying Disposition by Participants Subject to Section 16(b) - If Interim Purchases Cause Common Stock Issued under the Terms of the Incentive Plan to be Substantially Non-vested. If a participant who is subject to Section 16(b) has made an interim purchase of shares of Common Stock (or obtained a right to acquire Common Stock which is considered a “purchase” for purposes of Section 16(b)) within six months prior to the exercise of an Incentive Stock Option (and if such interim purchase causes the Common Stock to be substantially non-vested as discussed above) and the participant sells the ISO Stock in a Disqualifying Disposition, the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the Applicable Date over the exercise price or (ii) the amount realized on the sale of such stock over the exercise price, unless the participant makes a Section 83(b) Election, in which case the tax consequences will be the same as if the participant was not subject to Section 16(b) as described in the immediately preceding paragraph.

Disqualifying Disposition by Participants Subject to Section 16(b) - If There Are No Interim Purchases or Interim Purchases Do Not Cause Common Stock Issued under the Terms of the Incentive Plan to be Substantially Non-vested. If no interim purchases were made or it is determined that interim purchases do not cause the Common Stock to be substantially non-vested, the tax consequences will be the same as if the participant was not subject to Section 16(b) as described in the second preceding paragraph.

Alternative Minimum Tax. If a participant exercises an Incentive Stock Option and sells the ISO Stock in a Disqualifying Disposition in the same taxable year, the tax treatment for purposes of ordinary income tax and AMT will be the same (resulting in no additional AMT liability). Conversely, if the participant sells ISO Stock in a Disqualifying Disposition in a tax year subsequent to the tax year in which the Incentive Stock Option was exercised, the participant will recognize AMT income (as determined above) in the first taxable year, and ordinary taxable income (but not AMT income) in the year in which the disposition was made.

Exercise Following Participant’s Death. Under certain circumstances, the sale of Common Stock by a participant’s estate which was previously acquired upon exercise of an Incentive Stock Option will receive the tax treatment described herein without regard to the ISO Holding Period requirement.

Company Deduction. Upon the occurrence of a Disqualifying Disposition, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant, provided that the participant’s compensation is within statutory limitations.

Exercise of Options with Common Stock.

    Nonqualified Stock Options. If a participant pays the exercise price of a Nonstatutory Stock Option with shares of Common Stock (including, shares obtained through the exercise of an Incentive Stock Option and not held for the ISO Holding Period), the participant will not recognize any gain on the shares surrendered. With respect to the Common Stock received, that portion of the Common Stock equal in number to the shares of Common Stock surrendered will have a basis equal to the basis of the shares surrendered and a holding period that includes the holding period of the shares surrendered. The excess shares received upon exercise of the Nonstatutory Stock Option will be taxable to the participant as compensation income in an amount equal to the fair market value of such shares as of the exercise date. The participant’s basis in such excess shares of Common Stock will equal the amount of ordinary compensation income recognized by the participant.

    Incentive Stock Options. The tax consequences to a participant from using shares of Common Stock to pay the exercise price of an Incentive Stock Option will depend on the status of the Common Stock acquired. However, all shares acquired through the exercise of an ISO are individually subject to the ISO Holding Period requirements and the Disqualifying Disposition rules, regardless of whether the option is exercised with previously acquired shares of the Company or shares of the Company’s stock being offered for purchased under the ISO. If an ISO is exercised with shares of Company stock and the exercise results in an allocation of different tax bases to the shares received, the participant’s Disqualifying Disposition of any of the stock acquired though the exercise of the ISO is treated as a Disqualifying Disposition of the shares with the lowest basis.

    If a participant pays the exercise price of an Incentive Stock Option for stock that is substantially vested with previously-owned shares of Common Stock that are substantially vested, the participant will not recognize any compensation income or gain with respect to the shares surrendered. With respect to the Common Stock received, that portion of the Common Stock equal in number to the shares of Common Stock surrendered will have a basis equal to the basis of the shares surrendered. The holding period of the surrendered shares will be carried over to the equivalent number of shares of Common Stock received. The participant will recognize no gain with respect to the excess shares received, the basis of such shares will be zero, and the holding period for purposes of determining capital gain of such shares will begin on the date of receipt thereof by the participant. Similarly, it appears that if the participant pays the exercise price for substantially non-vested Common Stock with previously-owned shares of Common Stock that is substantially vested, the tax consequences will be the same.

    Likewise, if a participant exercises an Incentive Stock Option granted pursuant to the Incentive Plan using shares of Common Stock that were obtained through the exercise of an Incentive Stock Option and that have been held by the participant for the ISO Holding Period for either substantially vested Common Stock or substantially non-vested Common Stock, the tax consequences of such payment to the participant will be identical to those discussed in the preceding paragraph.

    Conversely, if a participant exercises an Incentive Stock Option granted pursuant to the Incentive Plan using shares of Common Stock received upon the prior exercise of an Incentive Stock Option and the participant has not held the Common Stock surrendered for the ISO Holding Period, the participant will have made a Disqualifying Disposition of the number of shares of Common Stock surrendered as payment for the exercise price of the Incentive Stock Option. If the participant receives Common Stock that is substantially vested, the participant generally will recognize ordinary compensation income with respect to the Disqualifying Disposition upon surrender of the shares received upon the prior exercise of an ISO equal to the excess of the fair market value of the Common Stock surrendered (determined as of the prior date the Option relating to such Common Stock was exercised) over the exercise price of the shares surrendered. It is unclear whether, if the participant receives Common Stock that is substantially non-vested, the recognition of income will be deferred until the Common Stock becomes substantially vested. The basis of the shares received in exchange for the surrendered shares of Common Stock will equal the participant’s basis in the shares surrendered, plus the amount of ordinary compensation income recognized by the participant. The participant will recognize no gain with respect to the excess shares received, the basis of such shares will be zero, and the holding period for purposes of determining capital gain of such shares will begin on the date of receipt thereof by the participant.

Restricted Shares.

Tax Consequences. Participants will be taxed on the fair market value of the Restricted Shares for the taxable year which includes the date of grant, unless the underlying shares are substantially nonvested (i.e. both nontransferable and subject to a substantial risk of forfeiture). However, a participant who wishes to recognize compensation income with respect to substantially non-vested shares in the taxable year that includes the date of grant of such an Award must file Section 83(b) Election.

Participants Not Subject to Section 16(b). A participant who is not subject to Section 16(b) who receives Restricted Shares will recognize ordinary income equal to the fair market value of the Common Stock received on the earlier of: (i) the date such Common Stock is transferable or (ii) the time the restrictions lapse, unless the participant makes a Section 83(b) Election to report the fair market value of such Common Stock received as ordinary income in the taxable year of receipt.

Participants Subject to Section 16(b). A participant subject to Section 16(b) who receives Restricted Shares will recognize ordinary income equal to the fair market value of the Common Stock received at the later of (i) the Applicable Date or (ii) the earlier of: (a) the date on which such Common Stock is transferable or (b) the date on which the restrictions lapse, unless the participant makes a Section 83(b) Election to report the fair market value of such Common Stock received as ordinary income in the taxable year of receipt.

Basis. The basis of the Restricted Shares in the hands of the participant will be equal to the fair market value of the Restricted Shares on the date the participant recognizes ordinary income as described above.

Subsequent Sale or Disposition. Upon the sale or disposition of shares of Common Stock, a participant will recognize taxable income or loss equal to the difference between the amount realized by the participant on the disposition of the stock and the participant’s basis in the stock. The gain or loss will be taxable to the participant as a capital gain or deductible by the participant as a capital loss (either short-term or long-term, depending on the holding period of the Restricted Shares), provided that the participant held the Restricted Shares as a capital asset.

Dividends. During the period in which a participant holds Restricted Shares, prior to the lapse of the restrictions, if dividends are declared but not distributed to the participant until the restrictions lapse, the dividends will be treated for tax purposes by the participant and the Company in the following manner: (i) if the participant makes a Section 83(b) Election to recognize income at the time of receipt of the restricted stock, the dividends will be taxed as dividend income to the participant when the restrictions lapse and the Company will not be entitled to a deduction and will not be required to withhold income tax, or (ii) if the participant does not make a Section 83(b) Election, the dividends will be taxed as compensation to the participant when the restrictions lapse and will be deductible by the Company and subject to applicable federal income tax withholding at that time.

If, instead, the Company pays the dividends to the participant prior to the lapse of the restrictions and the participant makes a Section 83(b) Election, the dividends will be taxed as dividend income at the time of payment and will not be deductible by the Company. Conversely, if the participant does not make a Section 83(b) Election, the dividends will be taxed as compensation to the participant at the time of payment and will be deductible by the Company and subject to applicable federal income tax withholding at that time.

Company Deduction. The Company may deduct an amount equal to the income recognized by the participant at the time the participant recognizes the income, provided the participant’s compensation is within statutory limitations.

Stock Appreciation Rights.

Tax Consequences. Participants will not realize taxable income upon the grant of an SAR. The federal income tax consequences to a participant of exercising an SAR will vary depending on the form of payment. If the SAR is settled in cash or shares of Common Stock that are substantially vested, the participant must include in gross income an amount equal to the value of the consideration received upon exercise of the SAR. If the SAR is settled in shares of Common Stock and the shares are substantially nonvested, then the results discussed above under “Restricted Shares” regarding the taxation of Restricted Shares and “Section 83(b) Elections” will apply.

Company Deduction. The Company may deduct an amount equal to the income recognized by the participant at the time the participant recognizes the income, provided the participant’s compensation is within statutory limitations.

Taxation of Deferred Compensation.

Notwithstanding the foregoing, a participant who receives an Award that is treated as a deferral of compensation under a “nonqualified deferred compensation plan”, as that term is defined under Section 409A(d)(1) of the Code (a “Deferral Award”), will, to the extent such Deferral Award is not subject to a substantial risk of forfeiture and not previously included in gross income, recognize ordinary income in the earliest taxable year in which the Deferral Award fails to comply with the requirements of Section 409A of the Code. The amount required to be included in the participant’s gross income will include the amount treated as deferred under the Deferral Award for such taxable year plus all other amounts treated as deferred under Deferral Awards granted under the Incentive Plan in prior taxable years. Further, the amount required to be included in the participant’s gross income under Section 409A will be increased by the sum of (i) the amount of applicable interest imposed under Section 409A on the underpayments that would have occurred had the amounts treated as a deferral of compensation under the Deferral Awards been includible in the participant’s gross income for the taxable year in which the Deferral Awards were granted or, if later, the first taxable year in which such Deferral Awards were not subject to a substantial risk of forfeiture (as that term is defined under Section 409A of the Code) and (ii) an amount equal to twenty percent (20%) of all amounts treated as a deferral of compensation under the Incentive Plan and required to be included in the participant’s gross income pursuant to Section 409A.

Tax Code Limitations On Deductibility.

In order for applicable amounts described above to be deductible by the Company (or a subsidiary of the Company), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company (or a subsidiary of the Company) to obtain a deduction for future payments under the Incentive Plan could also be limited by the golden parachute payment rules of section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation. Finally, the ability of the Company (or a subsidiary of the Company) to obtain a deduction for amounts paid under the Incentive Plan could be limited by section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of the Company to $1,000,000 with respect to any such officer during any taxable year of the Company.

Incentive Plan Benefits

Awards may be granted under the Incentive Plan to those employees, directors and consultants of the Company selected by the Plan Administrator from time to time. No Awards have been issued under the Incentive Plan as of the date of this filing.

Vote Required and Recommendation for Adoption of the Incentive Plan

To be approved by the stockholders, the adoption of the Incentive Plan must receive the approval of stockholders holding at least a majority of the outstanding shares of Common Stock present at the special meeting, either in person or by proxy, and entitled to vote on the Incentive Plan. Because the Incentive Plan provides that Awards may be granted to all executive officers and directors of the Company, each of the executive officers and directors of the Company has an interest in, and may benefit from, the adoption of the Incentive Plan.

Because abstentions are counted as present and entitled to vote on the Incentive Plan, they will have the effect of votes AGAINST this proposal. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted FOR the Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE ADVANCED MATERIALS GROUP, INC. 2007 STOCK INCENTIVE PLAN.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 of the Exchange Act, proposals by stockholders which are intended for inclusion in the Company’s proxy statement and proxy and to be presented at the Company’s 2007 annual stockholders’ meeting, to be held in calendar year 2008, must be received by the Company by December 1, 2007, in order to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2007 annual stockholders’ meeting. Such proposals should be addressed to the Company’s Secretary and may be included in next year’s annual stockholders’ meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals.

For all other proposals by stockholders to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not later than December 1, 2007. If a stockholder fails to notify the Company of any such proposal prior to that date, management will be allowed to use its discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting, without any discussion of the matter in the Company’s proxy statement.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company’s common stock is traded in the pink sheets under the symbol “ADMG.PK.”

ANNUAL REPORT

A copy of the Company’s annual report on Form 10-KSB for the fiscal year ended November 30, 2006, as filed with the Commission, accompanies this proxy statement. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy solicitation material.

An additional copy of the Company’s annual report will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to Advanced Materials Group, Inc., Attention: Investor Relations, 3303 Lee Parkway, Suite 105, Dallas, Texas 75219, telephone (972) 432-0602. If exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company’s public filings, including its annual report, can be found free of charge on the worldwide web at http://www.sec.gov or www.ami4.com.

By the Order of the Board of Directors

/s/ William G. Mortensen William G. Mortensen President and Chief Financial Officer

Dallas, Texas
April 18, 2007

ADVANCED MATERIALS GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2007

The undersigned hereby appoints William G. Mortensen as the attorney, agent and proxy of the undersigned, with the power to appoint his substitute, to represent and vote, as designated on the reverse side, all shares of common stock of Advanced Materials Group, Inc. (the “Company”) held of record by the undersigned at the close of business on March 30, 2007, at the 2007 annual meeting of stockholders to be held on Friday, May 11, 2007 at 10:00 a.m. local time, at The Busch Firm located at 2532 Dupont Drive, Irvine, California 92612 and at any and all adjournments and postponements thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ADVANCED MATERIALS GROUP, INC.

April 18, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE
ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To consider and vote upon a proposal to elect five nominees to the Company’s board of directors:

NOMINEES:
☐	FOR ALL NOMINEES	0 Timothy R. Busch
0 Ricardo G. Brutocao
☐	WITHHOLD AUTHORITY	0 N. Price Paschall
	FOR ALL NOMINEES	0 Maurice J. DeWald
0 John Sawyer
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	To consider and vote upon a proposal to ratify the section of Catherine Fang CPA, LLC as the independent accountants for the Company for the fiscal year ending November 30, 2007:

☐ For    ☐ Against       ☐  Abstain

3.	To consider and vote upon a proposal to approve the Advanced Materials Group, Inc. 2007 Stock Incentive Plan :

☐ For    ☐ Against       ☐  Abstain

The proxy holder(s) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments and postponements of the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES,” “FOR” proposal 2 and “FOR” proposal 3. All other proxies previously given by the undersigned in connection with the action proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the meeting in person.

To change the address on your account, please check the box at right and [ ] indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ____________________________________________    Date: ___________________

Signature of Stockholder ____________________________________________    Date: ___________________

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK “X’ HERE IF YOU PLAN TO ATTEND THE MEETING ☐